EXHIBIT 99.2

                                 PROXYMED, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                                                                 KEY
                                                                            COMMUNICATIONS          PRO FORMA
                                                  PROXYMED, INC. (A)      SERVICE, INC. (B)          COMBINED
                                                 ----------------------  ---------------------  -------------------
Net sales                                                   $7,622,803            $19,409,560          $27,032,363
                                                 ----------------------  ---------------------  -------------------
Costs and expenses:
      Cost of sales                                          5,196,745              6,576,817           11,773,562
      Selling, general and admin-
           istrative expenses                                4,755,057             11,244,006           15,999,063
      Depreciation and amortization                            297,883              1,803,319            2,101,202
                                                 ----------------------  ---------------------  -------------------
                                                            10,249,685             19,624,142           29,873,827
                                                 ----------------------  ---------------------  -------------------
           Operating income (loss)                          (2,626,882)              (214,582)          (2,841,464)

Other income (expense):
      Gain (loss) on sale of assets                           (740,044)               225,211             (514,833)
      Interest, net                                           (151,625)              (235,606)            (387,231)
      Other income (expense)                                         -               (359,438)            (359,438)
                                                 ----------------------  ---------------------  -------------------
           Income (loss) before income
                taxes                                       (3,518,551)              (584,415)          (4,102,966)

Income tax benefit (expense)                                         -                      -                    -
                                                 ----------------------  ---------------------  -------------------
           Net loss                                         (3,518,551)              (584,415)          (4,102,966)

Dividends on cumulative preferred stock                        113,362                      -              113,362
                                                 ----------------------  ---------------------  -------------------
           Net income (loss) applicable
                to common shareholders                     ($3,631,913)             ($584,415)         ($4,216,328)
                                                 ======================  =====================  ===================
Weighted average common
      shares outstanding                                     4,816,980                                   6,895,086 (c)
                                                 ======================                         ===================
Basic and diluted loss per share
      of common stock                                           ($0.75)                                     ($0.61)
                                                 ======================                         ===================

(a) This column is derived from the audited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 1995.
(b) This column is derived from the reviewed financial statements of Key Communications Service, Inc. for the year ended April 30, 1996 and excludes income from discontinued operations of $2,013,161 and extraordinary item expense of ($1,657,823).
(c) Pro Forma weighted average shares includes 2,078,106 shares issued in the merger with Key Communications Service, Inc. as if they were outstanding since the beginning of 1995.